SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2005

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-11552 (Commission File No.)	94-2383795 (IRS. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (480) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2005, TeleVideo, Inc. announced that it had entered into definitive agreement under which Neoware will acquire TeleVideo's thin client business including all thin client assets, certain contract obligations, a trademark license, product brands, customer lists, customer contracts and non-competition agreements for $5 million in cash plus a potential earn-out based upon performance. In addition, effective immediately, TeleVideo has retained Neoware as its exclusive distributor and sales agent. Starting today, all TeleVideo thin client products are available to TeleVideo customers directly from Neoware. Subject to regulatory approval, the acquisition is expected to close in March 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEVIDEO, INC.

By:	/s/ K. Philip Hwang

Date: January 18, 2005	K. Philip Hwang Chairman of the Board and Chief Executive Officer

EXHIBITS INDEX

Exhibit Number	Description

99.1	Press release dated January 12, 2005, announcing that TeleVideo, Inc. and Neoware Systems have entered into a definitive agreement under which Neoware will acquire TeleVideo Thin Client business.

Neoware to Acquire TeleVideo's Thin Client Business

Neoware Grows its Leadership Position in the Thin Client Market by Acquiring
the Fourth Largest US Thin Client Provider

KING OF PRUSSIA, PA and SAN JOSE, CA, Jan. 12, 2005 - Neoware Systems (Nasdaq: NWRE) and TeleVideo, Inc. (OTC BB: TELV.PK), today announced that the companies have entered into a Definitive Agreement under which Neoware will acquire TeleVideo's thin client business including all thin client assets, certain contract obligations, a trademark license, product brands, customer lists, customer contracts and non-competition agreements for $5 million in cash plus a potential earn-out based upon performance. In addition, effective immediately, TeleVideo has retained Neoware as its exclusive distributor and sales agent. Starting today, all TeleVideo thin client products are available to TeleVideo customers directly from Neoware. Subject to regulatory approval, the acquisition is expected to close in March 2005.

TeleVideo, Inc. is a publicly held company specializing in the development and manufacturing of Windows-based and network terminals. Founded in 1975, TeleVideo established itself as a leading supplier in the video display terminal industry. The company pioneered a new generation of computer terminals with the introduction of its first "smart" terminals, based on the Intel microprocessor, at a time when dumb terminals were the industry standard. Recently ranked by IDC as the fourth largest thin client provider in the U.S., TeleVideo has developed a niche as the leading provider of all-in-one, integrated, flat-panel, thin clients, including one of the industry's only 17" flat panel thin client models. Sales of TeleVideo thin clients were approximately $7 million in 2004.

The acquisition of TeleVideo's thin client business increases Neoware's market share and distribution channels, and broadens Neoware's product offerings in the thin client appliance market. Additionally, Neoware has agreed to retain TeleVideo as its sales agent in Korea, opening a new geographic market for the Company. TeleVideo thin client products will continue to be available through the existing channel of TeleVideo authorized distributors and resellers.

"We are pleased to partner with Neoware to provide our customers with superior quality and service," said Dr. K. Philip Hwang, Chairman and Chief Executive Officer of TeleVideo, Inc. "TeleVideo's products and customers will benefit greatly as a result of our partnership with Neoware."

"With this acquisition, Neoware further enhances our market share, while taking advantage of economies of scale and synergies between the two organizations to enhance operating margins. Simultaneously, we continue to broaden our product line with innovative new products," stated Michael Kantrowitz, Chairman and CEO of Neoware. "TeleVideo and Neoware customers are assured of continued development, quality products and superior service from a financially strong company that is committed to leadership in thin client appliance computing."

About Neoware

Neoware's software, services, and thin client appliances make computing more secure, manageable, reliable and affordable by enabling global enterprises to fully leverage server-based computing. By incorporating open, standards-based technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware provides enterprises with increased flexibility and choice, as well as lower up-front and total costs.

Neoware's software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(r) and the web. Neoware's thin client appliances enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one fourth the price of today's typical business PC. Neoware services enable corporations to benefit from server-based computing with training and end-to-end support.

Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

About TeleVideo

A pioneering Silicon Valley company, TeleVideo, Inc. began in 1975 as the innovator and market leader of smart text terminals. Today, TeleVideo continues to innovate by developing and manufacturing Windows-Based Thin Client hardware and software solutions. Designed for corporate and vertical IT professionals and end-users, TeleVideo's family of TeleCLIENT products allows for secured, manageable and cost-effective network computing in healthcare, business, government and more. For more information, please visit http://www.televideo.com ..

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

Neoware Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the consummation of the acquisition of TeleVideo's thin client business; the increase in our market share and distribution channels; anticipated economies of scale, synergies and enhanced operating margins as a result of the acquisition; our broadened product offerings and geographic market; our financial strength; our continued development and support of quality products; our commitment to hold a leadership position in the thin client segment of the PC market. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include: our ability to consummate the acquisition and successfully integrate the TeleVideo thin client business; our timely development and customers' acceptance of our products, including the former TeleVideo products; our ability to continue to lower our costs; pricing pressures; rapid technological changes in the industry; growth of the thin client computing segment of the PC market; growth of the host access software market; increased competition; our ability to attract and retain qualified personnel; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in customer order patterns; adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2004 and Form 10-Q for the quarter ended September 30, 2004.

TeleVideo Forward-Looking Statements

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically indicated by the presence of words such as "expect," "anticipate," "believe," "intend," "may," "predict," "will be," and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond the control of the Company. A description of the risk factors affecting the Company's business can be found in TeleVideo, Inc.'s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2003.

For:                                                                            For:
Neoware Systems, Inc.                                                TeleVideo, Inc.
400 Feheley Drive                                                       2345 Harris Way
King of Prussia, PA 19406                                          San Jose, CA 95131

Contact:                                                                    Contact:
Keith Schneck                                                            John Lee
Chief Financial Officer                                                Product Marketing Manager
(610) 277-8300, ext. 1072                                        (408) 955-7406
kschneck@neoware.com                                            jlee@televideo.com